Exhibit 99.1

OFFICEMAX INCORPORATED
2008 Annual Incentive Award Agreement

This Annual Incentive Award (the “Award”) is granted on February       , 2008 (the “Award Date”), by OfficeMax Incorporated (“OfficeMax”) to <<insert name >> (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”) and the following terms of this agreement (the “Agreement”):

1.             Terms and Conditions.  The Award is subject to all the terms and conditions of the Plan.  All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement explicitly states that an exception to the Plan is being made.

2.             Definitions.  For purposes of this Award, the following terms shall have the meanings stated below.

2.1.          “Award Period” means the 2008 fiscal year.

2.2.          “Base Salary” means your annual pay rate in effect at the end of the Award Period, without taking into account (a) any amounts deferred pursuant to an election under any 401(k) plan, pre-tax premium plan, deferred compensation plan, or flexible spending account sponsored by OfficeMax or any Subsidiary, (b) any incentive compensation, employee benefit, or other cash benefit paid or provided under any incentive, bonus or employee benefit plan sponsored by OfficeMax or any Subsidiary, or (c) any excellence award, gains upon stock option exercises, restricted stock grants or vesting, moving or travel expense reimbursement, imputed income, or tax gross-ups, without regard to whether the payment or gain is taxable income to you.

2.3.          “EBIT Dollars” means OfficeMax’s earnings from operations before interest and taxes, as calculated by OfficeMax in its sole discretion.

2.4.          “Net Sales” means the gross sales or revenues less returns, allowances, rebates, and coupons for OfficeMax, as calculated by OfficeMax in its sole discretion.

2.5.          “Performance Goal” means EBIT Dollars, Return on Sales and Sales Growth.

2.6.          “Return on Sales” means the ratio of reported operating profit to reported Net Sales, expressed as a percentage, for OfficeMax during the Award Period, as calculated by OfficeMax in its sole discretion.

2.7.          “Sales Growth” means the percentage change in Net Sales for OfficeMax during the Award Period, as calculated by OfficeMax in its sole discretion.

3.             Target Award Percentage.  Your target award percentage is <<insert >> % of your Base Salary.

4.             Award Calculation.  Your Award will be calculated based on the Performance Goals, as follows:

4.1.          Weighting of Performance Goals.  Each Performance Goal as a percent of your target Award is weighted as shown in the chart below.

4.2.          Using the chart below, a payout multiple will be identified for each Performance Goal.

Global Sales Growth Weight 20%		Global Return on Sales Weight 30%		Global EBIT Dollars‡ Weight 50%
Sales Growth (Rounded %)	Payout Multiple	Return on Sales (Rounded %)	Payout Multiple	EBIT Dollars ($ mm)	Payout Multiple

4.3.          General Terms.

4.3.1        Payout multiples between the numbers indicated on the chart above will be calculated using straight-line interpolation.

4.3.2        Notwithstanding the Performance Goals and formulas set forth above, no Award will be earned or paid for the Award Period if (a) OfficeMax does not have net income for the Award Period, as calculated by OfficeMax in its sole discretion; OR (b) you are performing at an unsatisfactory performance level (as defined under OfficeMax’s performance management system in place at the time of payment).

4.3.3        Any Award that is earned will be paid in cash as soon as practicable after the Award Period, but in no event later than March 15 of the year following the year in which the Award Period ended.

4.3.4        If you are on a leave of absence during the Award Period, any Award received by you shall be prorated based solely on the time you actually worked during the Award Period.

5.             Effect of Termination of Employment.  If you terminate employment before the Award is paid, your Award will be treated as follows:

5.1.          If your termination of employment is a direct result of the sale or permanent closure of any facility or operating unit of OfficeMax or any Subsidiary, or a bona fide curtailment, or a reduction in workforce, as determined by OfficeMax in its sole discretion, and you execute a waiver/release in the form required by OfficeMax, you will receive a pro rata Award, if an Award is paid, based on the number of days during the Award Period that you were employed and eligible over 365.

5.2.          If your termination of employment is a result of your death or total and permanent disability, you will receive a pro rata Award, if an Award is paid, calculated as provided in paragraph 5.1.

5.3.          If, at the time of your termination, you are at least age 55 and have at least 10 years of employment with OfficeMax, you will receive a pro rata Award, if an Award is paid, calculated as provided in paragraph 5.1.

5.4.          You must be actively employed with OfficeMax for a minimum of 90 days during the Award Period in order to be eligible for any pro rata payment described in this paragraph 5.

5.5.          Except as described in paragraphs 5.1, 5.2 and 5.3, you must be actively employed by OfficeMax or its Subsidiary on the date Awards are paid in order to be eligible to receive payment of an Award.  If you terminate employment for any reason other than as described in paragraph 5.1, 5.2 or 5.3, whether your termination is voluntary or involuntary, with or without cause, you will not be eligible to receive payment of any Award for 2008.

6.             Right of the Committee.  The Committee reserves the right to reduce or eliminate the Award, whether or not the Performance Goals have been met.

7.             Change in Control.  In the event of a Change in Control (as defined in the Plan) prior to December 30, 2008, the provisions of the Plan shall apply.  Notwithstanding the foregoing, to the extent any amount payable pursuant to this Award is deferred in accordance with Plan Section 13.2, the definition of “Change in Control” provided in Appendix A shall apply.

You must sign this Agreement and return it to OfficeMax’s Compensation Department on or before April 15, 2008, or the Award will be forfeited.  Return your executed Agreement to:  Pam Delaney, OfficeMax, 263 Shuman Blvd., Naperville, IL 60563, or fax your signed form to 630-647-3722.

OfficeMax Incorporated	Awardee

By:

APPENDIX A

To the extent any amount payable under this Award constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, the following definition of “Change in Control” shall apply:

1.             Change in Control.  A “Change in Control” means, with respect to OfficeMax or Subsidiary, the occurrence of any one of the following dates, interpreted consistent with Treasury Regulation Section 1.409A-3(i)(5).

1.1.          Change in Ownership.  The date any one Person, or more than one Person Acting as a Group, acquires ownership of stock of OfficeMax or Subsidiary that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of OfficeMax or Subsidiary, as the case may be.  Notwithstanding the foregoing, for purposes of this paragraph, if any one Person, or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of OfficeMax or Subsidiary, as the case may be, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Control.

1.2.          Change in Effective Control.

1.2.1        The date any one Person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of OfficeMax or Subsidiary possessing 30% or more of the total voting power of the stock of OfficeMax or Subsidiary, as the case may be.  Notwithstanding the foregoing, for purposes of this subparagraph, if any one Person, or more than one Person Acting as a Group, is considered to effectively control OfficeMax or Subsidiary, as the case may be, the acquisition of additional control of OfficeMax or Subsidiary, as the case may be, by the same Person or Persons is not considered to cause a Change in Control; or

1.2.2        The date a majority of the members of OfficeMax’s Board is replaced during any one year period by directors whose appointment or election is not endorsed by a majority of the members of OfficeMax’s Board before the date of the appointment or election.

1.3.          Change in Ownership of a Substantial Portion of OfficeMax’s or Subsidiary’s Assets.  The date any one Person, or more than one Person Acting as a Group, acquires (or has acquired during the one year period ending on the date of the most recent acquisition by such Person or Persons) assets from OfficeMax or Subsidiary that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of OfficeMax or Subsidiary, as the case may be, immediately before such acquisition or acquisitions.  For purposes of this paragraph (c), “gross fair market value” means the value of the assets of OfficeMax or Subsidiary, as the case may be, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Notwithstanding the foregoing, a transfer of assets is not treated as a Change in Control if the assets are transferred to:

1.3.1        An entity that is controlled by the shareholders of the transferring corporation;

1.3.2        A shareholder of OfficeMax or Subsidiary, as the case may be, (immediately before the asset transfer) in exchange for or with respect to its stock;

1.3.3        An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by OfficeMax or Subsidiary, as the case may be;

1.3.4        A Person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of OfficeMax or Subsidiary, as the case may be; or

1.3.5        An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause 1.3.4.

2.             Definitions of “Person” and “Acting as a Group.”  For purposes of this Appendix, “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of this Appendix, Persons shall be considered to be “Acting as a Group” if they are owners of a corporation that enter into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with OfficeMax or Subsidiary.  If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be Acting as a Group with the other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.  Notwithstanding the foregoing, Persons shall not be considered to be Acting as a Group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.